Exhibit 10.22
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

S05-338: CDT AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT 8/3/2021
AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT WITH EQUITY
This Amended and Restated Exclusive License Agreement (the “Agreement”) between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Purigen Biosystems (“Purigen”), a corporation having a principal place of business at 5700 Stoneridge Drive, Suite 100, Pleasanton, CA 94588, is effective on the 16th day of July, 2021 (“Effective Date”).
1.BACKGROUND
Stanford has assignments of inventions which improve sample preparation and analysis of biological and chemical samples. These inventions are:
•[***]
These inventions were made in the course of research supported by Stanford SPARK Program, Space and Naval Warfare Systems Center, National Institutes of Health, Stanford Spectrum Program, Air Force Research Laboratory, and National Science Foundation. Stanford wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.
The parties entered into a license agreement on October 4, 2013 (“Original Agreement’). The Original Agreement was amended by the parties:
•Amendment #1 on April 7, 2014 to include inventions disclosed in [***], among other changes (“Amendment #1”);
•Amendment #2 on January 9, 2017 to update the diligence milestones and milestone payments (“Amendment #2”); and
•Amendment #3 on May 1, 2018 to further update the diligence milestones and milestone payments (“Amendment #3”).
Now, the parties wish to amend and restate the Original Agreement, Amendment #1, Amendment #2, and Amendment #3 in their entireties to:
•Add the invention disclosed in [***];
•Update the grant:
•Remove the definition of Technology, which had been reserved for future use, but was never used;
•Define an Excluded Field of Use to be excluded from the Licensed Field of Use;
•update and add diligence milestones; and

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•update the Change of Control definition, among other changes, according to the terms and conditions stated below.
2.DEFINITIONS
Whenever used in this Agreement with an initial capital letter, the following terms, whether used in the singular or the plural, shall have the meanings specified below.
2.1"Affiliate" means any person, corporation, or other business entity which controls, is controlled by, or is under common control with Purigen. "Control" means the direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other entity.
2.2“Change of Control” means the following, as applied only to the entirety of that part of Purigen’s business that exercises all of the rights granted under this Agreement:
(A)acquisition of ownership—directly or indirectly, beneficially or of record—by any person or group (within the meaning of the Exchange Act and the rules of the SEC or equivalent body under a different jurisdiction) of the capital stock of Purigen representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of Purigen; and/or
(B)the sale of all or substantially all Purigen’s assets and/or business in one transaction or in a series of related transactions.
2.3“Diagnostics” means [***].
2.4“Excluded Field of Use” means Diagnostics in “Developing Nations” as defined in Appendix C.
2.5"Exclusive" means that, subject to Articles 3, 5, and 16: Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.
2.6"Fully Diluted Basis" means the total number of shares of Purigen's issued and outstanding common stock, assuming:
(A)the conversion of all issued and outstanding securities convertible into common stock;
(B)the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and
(C)the issuance, grant, and exercise of all securities reserved for issuance pursuant to any Purigen stock or stock option plan then in effect.
2.7"Licensed Field of Use" means all fields of use excluding the Excluded Field of Use.
2.8"Licensed Patent" means the patents and patent applications listed in Appendix F, including: any foreign patent application corresponding thereto; any divisional, continuation, reexamination application or extension corresponding thereto; each patent that issues or reissues from any of these patent applications; and each patent and patent application that
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claims priority to, or common priority with, any of the foregoing. Stanford will not file a continuation-in-part (CIP) application unless both parties agree. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.
2.9"Licensed Product" means a product or part of a product in the Licensed Field of Use where the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent.
2.10"Licensed Territory" means worldwide.
2.11"Net Sales" means the amounts invoiced by Purigen or Sublicensees from sales of Licensed Products. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products or are included in gross revenue):
(A)import, export, value-added, excise and sales taxes, and custom duties or other similar governmental charges levied directly on the production, sale, transportation, delivery or use of a Licensed Product;
(B)costs of insurance, customer freight charges, packing, and transportation from the place of manufacture to the customer's premises or point of installation;
(C)costs of installation at the place of use;
(D)credit for returns, allowances, or trades;
(E)customary trade, quantity or cash discounts to the extent actually allowed and taken; and
(F)any other deductions not listed above to the extent that such deduction is, after the Effective Date, a new bona fide deduction from gross invoiced sales under such new rules of U.S. Generally Accepted Accounting Principles (GAAP).
2.12"Nonroyalty Sublicensing Consideration" means any consideration received by Purigen from a sublicensee directly related to the Licensed Patents but excluding any consideration for:
(A)royalties on products sales (royalties on product sales by sublicensees will be treated as if Purigen made the sale of such product);
(B)investments in Purigen stock or any other equity purchase;
(C)research and development expenses calculated on a fully burdened basis;
(D)debt and
(E)reimbursement of out-of pocket patent prosecution and maintenance expenses for Licensed Patents.
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1.1“Stanford Indemnitees” means Stanford, Stanford Health Care and Lucile Packard Children’s Hospital at Stanford and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.
1.2"Sublicense" means any agreement between Purigen or its Affiliates and a third party that contains a grant to Stanford's Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products on behalf of Purigen or its Affiliates is not considered a Sublicense.
1.3"Research Tools" means any product sold, where the result is not reported to a patient, caregiver or veterinarian for use in a therapeutic decision.
1.4"Sublicensee" means any third party to whom Purigen or its Affiliates have granted a Sublicense.
1.5"Valid Claim" shall mean a claim of (i) any issued, unexpired patent within the Licensed Patents which has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other government agency of competent jurisdiction in a decision from which no appeal can be taken or is otherwise not taken, or (ii) a pending patent application within the Licensed Patents which has not been irrevocably cancelled, withdrawn or abandoned.
3.GRANT
3.1Grant. Subject to the terms and conditions of this Agreement, Stanford grants Purigen a license to Stanford’s rights in the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Products in the Licensed Territory, as follows:
(A)An Exclusive license to dockets [***] in the Licensed Field of Use beginning on the Effective Date and ending on the expiration date of the last-to-expire Licensed Patent;
(B)A nonexclusive license to dockets [***] beginning on the Effective Date and ending when the last-to-expire Licensed Patent expires.
Purigen shall have the right to exercise the foregoing licenses through an Affiliate only if such Affiliate has agreed in writing to comply with this entire Agreement. Purigen shall remain fully responsible for such Affiliates’ compliance and performance under this Agreement, and for any breach of this Agreement by such Affiliate.  Any such Affiliates will be considered to be Purigen for purposes of this Agreement, with all the same rights and obligations as Purigen. An exercise of the licensed rights by such an Affiliate shall not require a Sublicense.
3.2Retained Rights. Stanford retains the right, on behalf of itself, Stanford Health Care, Lucile Packard Children’s Hospital and Stanford and all other non-profit research institutions, to practice the Licensed Patent for any non-profit purpose, including sponsored research and collaborations. Purigen agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in a Licensed Patent.
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3.3Specific Exclusion. Stanford does not:
(A)grant to Purigen any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent;
(B)commit to Purigen to bring suit against third parties for infringement, except as described in Article 15; and
(C)agree to furnish to Purigen any technology or technological information or to provide Purigen with any assistance.
4.SUBLICENSING
4.1Permitted Sublicensing. Purigen or its Affiliates may grant Sublicenses in the Licensed Field of Use only if Purigen or its Affiliates are developing or selling Licensed Products. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A. Stanford agrees that Purigen may apportion without discrimination between Purigen and Stanford patents a commercially reasonable percentage of sublicensing payments made to Stanford pursuant to Section 4.6, provided however that Purigen provides Stanford with the proposed apportionment and justification prior Purigen's payment pursuant to Section 8.1. Stanford and Purigen agree to meet to discuss such proposed apportionment if in Stanford's opinion the apportionment does not reasonably reflect the value of the Licensed Patents.
4.2Required Sublicensing. If Purigen is unable or unwilling to serve or develop a potential market or market territory for which there is a third party willing to be a sublicensee, Purigen will, at Stanford's request, negotiate in good faith a Sublicense with any such sublicensee, provided that such sublicensee is non-competitive with Purigen and addressing an unmet need in the developing world. Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world.
4.3Sublicense Requirements. Any Sublicense:
(A)is subject to this Agreement;
(B)will reflect that any sublicensee will not further Sublicense;
(C)will prohibit sublicensee from paying royalties to an escrow or other similar account;
(D)will expressly include the provisions of Sections 8, 9, 10 and 11 for the benefit of Stanford; and
(E)will include the provisions of Section 4.4 and require the transfer of all the sublicensee's obligations to Purigen, including the payment of royalties specified in the Sublicense, to Stanford or its designee, if this Agreement is terminated. If the sublicensee is a spin-out from Purigen, Purigen must guarantee the sublicensee's performance with respect to the payment of Stanford's share of Sublicense royalties.
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4.4Litigation by sublicensee. Any Sublicense must include the following clauses:
(A)In the event sublicensee brings an action seeking to invalidate any Licensed Patent:
(1)Sublicensee will double the payment paid to Purigen during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the Sublicensee is both valid and infringed by a Licensed Product, Sublicensee will pay to Purigen an amount that is triple times the payment paid under the original Sublicense;
(2)Sublicensee will have no right to recoup any royalties paid before or during the period challenge;
(3)any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum;
(4)Sublicensee shall not pay royalties into any escrow or other similar account.
(B)Sublicensee will provide written notice to Stanford at least [***] months prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.
4.5Copy of Sublicenses and sublicensee Royalty Reports. Purigen will submit to Stanford a copy of each Sublicense, any subsequent amendments and all copies of sublicensees' royalty reports. Beginning with the first Sublicense, the Chief Financial Officer or equivalent will certify annually regarding the name and number of sublicensees.
4.6Sharing of Nonroyalty Sublicensing Consideration. All Net Sales of Licensed Products revenue generated by sublicensees are to be included in Purigen's Net Sales for royalty calculation purposes. In addition, Purigen will pay to Stanford a portion of all Nonroyalty Sublicensing Consideration for the sublicense of Licensed Patents, as provided below:
Stanford will also receive [***]% of any additional sublicense fees from all Nonroyalty Sublicensing Consideration.
5.GOVERNMENT RIGHTS
This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be "manufactured substantially in the United States." Purigen will ensure all obligations of these provisions are met. If requested by Purigen, Stanford will make reasonable efforts to obtain a waiver to any such obligation.
6.DILIGENCE
6.1Milestones. Purigen will continue to diligently develop, manufacture, and sell Licensed Product and will use commercially reasonable efforts to develop markets for Licensed
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Product. In addition, Purigen will meet the milestones shown in Appendix A, and notify Stanford in writing as each milestone is met.
6.2Progress Report. By [***] of each year, Purigen will submit a written annual report to Stanford covering the preceding calendar year. The report will use the template of Appendix D and will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Purigen toward meeting this Agreement's diligence requirements. Each report will describe, where relevant: [***].
6.3Clinical Trial Notice. Purigen will notify the Stanford University Office of Technology Licensing prior to commencing any clinical trials at Stanford. If Purigen does not notify Stanford University Office of Technology Licensing at least [***] days prior to enrolling the [***] patient in a clinical trial at Stanford, Purigen agrees that it will pay $[***] to Stanford within [***] days of being invoiced.
7.ROYALTIES
7.1Issue Fee. Purigen will pay to Stanford a non-creditable, non-refundable license issue fee of $[***] within [***] days of signing this Agreement.
7.2Equity Interest. As of the Effective Date, Purigen has granted to Stanford [***] shares of common stock.
7.3Reserved.

7.4Purchase Right. Stanford exercised its [***]% Purchase Right according to the terms of the Original Agreement as set forth in Appendix E of this Agreement.
7.5Section 7.5 is set forth in Appendix E of this Agreement.
7.6Section 7.6 is set forth in Appendix E of this Agreement.
7.7Repurchase Obligation. If Stanford is to conduct any clinical trial on behalf of Purigen or any agent of Purigen, Purigen will repurchase all Stanford's equity interest in Purigen (whether or not acquired pursuant to this Agreement) and Stanford's right to acquire Purigen securities under this Agreement will terminate upon the commencement of such trial. Purigen cannot begin any such trial until Stanford no longer holds any equity interest in Purigen. The repurchase price for any such equity interest will be the fair market value for that equity at the time Purigen and Stanford enter into a definitive agreement under which any such clinical research will be performed. Fair market value of publicly traded equity instruments will be determined by taking the average of the closing price for such equity over the [***] days preceding such date. Fair market value of non-public equity instruments will be at least as high as the greater of:
(A)the last value placed on any such equity in Purigen through an arms-length transaction regarding the issuance or sale of any equity in Purigen; or
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(B)the last value placed on such equity by Purigen' s Board of Directors in good faith in connection with any transaction purporting to value such equity at fair market value, other than this repurchase of shares from Stanford.
7.8License Maintenance Fee. On [***] and each [***] thereafter, Purigen will pay Stanford a yearly license maintenance fee of $[***]. Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.13.
7.9Milestone Payment. Purigen will pay Stanford $[***] upon annual Net Sales from all Licensed Products reaching at least $[***].
7.10Earned Royalty. Purigen will pay Stanford:
(A)earned royalties of [***]% on Net Sales of Licensed Products that would, but for this license, fall within the scope of [***]; and
(B)[***]% on Net Sales of Licensed Products that would, but for this license, fall within the scope of [***].
With respect to each Licensed Product, earned royalties will be payable on a country-by-country basis, for so long as the making, using or selling of the Licensed Product is covered by a Valid Claim in the country in which such Licensed Product is made, used or sold.
7.11Royalty Stacking. In the event that Purigen is required to incur royalty obligations to any third party in order to make, have made, use or sell a Licensed Product within the Licensed Field Of Use, then Purigen shall be entitled to set off as a credit against Earned Royalty payable to Stanford under Section 7.10 on Net Sales of such Licensed Product, [***] of the percentage points paid to such third parties under such licenses for sales of Licensed Product; provided, however, that in no event shall the Earned Royalty payable to Stanford under section 7.10 for Net Sales be lower than [***]% on Net Sales of Licensed Products in [***] and [***]% on Net Sales of Licensed Products outside [***]. For example, if Purigen pays a third party a [***]% royalty, then Stanford agrees to reduce the royalty rate owed to Stanford by [***]%, which is half of the percentage paid to the third party, subject to the floor royalty rates provided in this section 7.11.
7.12Earned Royalty if Purigen Challenges the Patent. Notwithstanding the above, should Purigen bring an action seeking to invalidate any Licensed Patent, Purigen will pay royalties to Stanford at the rate of [***] times the Earned Royalty rates in Section 7.10 on the Net Sales of all Licensed Products sold during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by Purigen is both valid and infringed by a Licensed Product, Purigen will pay royalties at the rate of [***] times the Earned Royalty rates in Section 7.10 on the Net Sales of all Licensed Products sold.
7.13Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.
For example:
(A)if Purigen pays Stanford a $[***] maintenance payment for year Y, and according to Section 7.10 $[***] in earned royalties are due Stanford for Net Sales in year Y,
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Purigen will only need to pay Stanford an additional $[***] for that year's earned royalties.
(B)if Purigen pays Stanford a $[***] maintenance payment for year Y, and according to Section 7.10 $[***] in earned royalties are due Stanford for Net Sales in year Y, Purigen will not need to pay Stanford any earned royalty payment for that year. Purigen will not be able to offset the remaining $[***] against a future year's earned royalties.
7.14Obligation to Pay Royalties. If certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, Purigen will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.
7.15No Escrow. Purigen shall not pay royalties into any escrow or other similar account.
7.16Currency. Purigen will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. Purigen will make royalty payments to Stanford in U.S. Dollars.
7.17Non-U.S. Taxes. Purigen will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.
7.18Interest. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points or (b) the maximum rate permitted by law.
8.ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING
8.1Earned Royalty Payment and Report. Beginning with the [***] sale of a Licensed Product by Purigen or a sublicensee, Purigen will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within [***] days after the end of each [***]. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed [***]. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Purigen will include any earned royalty payment due Stanford for the completed [***] (as calculated under Section 7.10).
8.2No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Purigen is successful, Purigen will have no right to recoup any royalties paid before or during the period challenge.
8.3Termination Report. Purigen will pay to Stanford all applicable royalties and submit to Stanford a written report within [***] days after the license terminates. Purigen will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.
8.4Accounting. Purigen will maintain records showing manufacture, importation, sale, and use of a Licensed Product for [***] from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and
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records that include: [***] and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.
8.5Audit by Stanford. Purigen will allow Stanford or its designee to examine Purigen’s records to verify payments made by Purigen under this Agreement.
8.6Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [***]% or more for the period being audited, Purigen will pay the audit costs.
8.7Self-audit. Purigen will conduct an independent audit of sales and royalties at least every [***] if annual sales of Licensed Product are over $[***]. The audit will address, at a minimum, the amount of gross sales by or on behalf of Purigen during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of Purigen. Purigen will submit the auditor's report promptly to Stanford upon completion. [***] will pay for the entire cost of the audit.
9.WARRANTIES
To the best of its knowledge, Stanford represents that (i) it has the lawful right to grant the rights and licenses granted herein, (ii) it is and shall be the owner of the entire right, title and interest in and to the Licensed Patents; (iii) with respect to an Exclusively-licensed Licensed Patents, it has not granted licenses to any party, in the Licensed Field of Use in the Licensed Territory prior to the Effective Date; and (iv) it has not previously granted, and will not grant, any rights in the Licensed Patents that are inconsistent with the rights and licenses granted to Purigen, its Affiliates, or sublicenses, herein.
10.EXCLUSIONS AND NEGATION OF WARRANTIES
10.1Negation of Warranties. Stanford provides Purigen the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied, except as provided in Section 9.1 of this Agreement. Among other things, Stanford disclaims any express or implied warranty:
(A)of merchantability, of fitness for a particular purpose,
(B)of non-infringement or
(C)arising out of any course of dealing.
10.2No Representation of Licensed Patent. Purigen also acknowledges that Stanford does not represent or warrant:
(A)the validity or scope of any Licensed Patent; or
(B)that the exploitation of Licensed Patent will be successful.
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11.INDEMNITY
11.1Indemnification. Purigen will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Purigen under this Agreement or the breach of this Agreement by Purigen.
11.2No Indirect Liability. [***] is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.
11.3Workers’ Compensation. Purigen will comply with all statutory workers' compensation and employers' liability requirements for activities performed under this Agreement.
11.4Insurance. During the term of this Agreement when Purigen is selling Licensed Products, Purigen will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of Purigen and its sublicensees. The insurance will provide minimum limits of liability of $[***] and will include all Stanford Indemnitees as additional insureds. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least [***] as rated by A.M. Best. Within [***] days of the Effective Date of this Agreement, Purigen will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Purigen will provide to Stanford [***] days prior written notice of cancellation or material change to this insurance coverage. Purigen will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Purigen will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.
12.EXPORT
Purigen and its Affiliates and Sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, "licensed commodities" means any article, material or supply but does not include information; and "technical data" means tangible or intangible technical information that is subject to US export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the US Department of the Treasury (31 CFR 500-600).
Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Purigen hereby gives written assurance that it will comply with, and will cause its Affiliates and Sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.
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13.MARKING
If required by law, before any Licensed Patent issues, Purigen will mark Licensed Product with the words "Patent Pending." Otherwise, Purigen will, if required by law, mark Licensed Product with the number of any issued Licensed Patent.
14.STANFORD NAMES AND MARKS
Purigen will not use (i) Stanford's name or other trademarks, (ii) the name or trademarks of any organization related to Stanford, or (iii) the name of any Stanford faculty member, employee, student or volunteer without the prior written consent of Stanford. Permission may be withheld at Stanford's sole discretion. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media.
15.PROSECUTION AND PROTECTION OF PATENTS
15.1Patent Prosecution.
(A)Stanford will be responsible for preparing, filing, prosecuting and maintaining the Licensed Patents. As long as Purigen is current on all payments due under this Agreement, Stanford agrees to (i) instruct Stanford’s patent counsel to furnish to Purigen copies of material documents relevant to such filing and prosecution prior to any deadlines, and (ii) allow Purigen a reasonable opportunity to comment on material documents filed with any patent office with respect to the Licensed Patents.
(B)In the event Purigen decides that it no longer intends to pay for filing, prosecution, or maintenance of one or more Licensed Patents, Purigen shall give Stanford written notice at least [***] in advance of any applicable deadline for that Licensed Patent. Stanford may in its discretion continue to prosecute and maintain such Licensed Patent(s) at its expense, in which case such Licensed Patent(s) will no longer be covered by the license granted under this Agreement and Purigen will have no further obligation regarding patent expenses for such Licensed Patent(s).
15.2Patent Costs. Purigen will reimburse Stanford:
(A)$[***] to offset patent expenses for exclusively licensed Licensed Patents related to [***], including any interference or reexamination matters, incurred by Stanford before the Effective Date. The balance is to be paid in two installments:
(1)$[***] on [***]; and
(2)$[***] on [***].
(B)for all reasonable attorneys' fees, including attorneys' fees for interferences or reexaminations, incurred by Stanford for the exclusively licensed Licensed Patents after the Effective Date. In all instances, Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office.
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15.3Infringement Procedure. Purigen will promptly notify Stanford if it believes a third party infringes a Licensed Patent or if a third party files a declaratory judgment action with respect to any Licensed Patent. During the Exclusive term of this Agreement and if Purigen is developing Licensed Product, Purigen will have the right to institute a suit against such third party or defend any declaratory judgment action initiated by this third party as provided in Sections 15.4 - 15.9.
15.4Purigen Suit. Purigen has the first right to institute suit and may name Stanford as a party for standing purposes subject to Section 15.7. If Purigen decides to institute suit, it will notify Stanford in writing. If Stanford does not notify Purigen in writing that it desires to jointly prosecute the suit within [***] days after the date of the notice, Stanford will assign and hereby does assign to Purigen all rights and causes of action arising from the alleged infringement, except that Purigen will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford's interests without Stanford's prior written consent. In such case, Purigen will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford, and will retain the entire amount of any recovery or settlement, subject to Section 15.8. Purigen will keep Stanford reasonably apprised of all developments in the suit and will seek Stanford's input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent.
15.5Joint Suit. If Stanford and Purigen so agree, they may institute suit or defend the declaratory judgment action jointly. If so, they will:
(A)prosecute the suit in both their names;
(B)bear the out-of-pocket costs equally;
(C)share any recovery or settlement equally; and
(D)agree how they will exercise control over the action.
15.6Stanford Suit. If neither Section 15.4 nor 15.5 apply, Stanford may institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section. Stanford may name Purigen as a party for standing purposes. Stanford will diligently pursue the suit and Stanford will bear the entire cost of the litigation, including expenses and counsel fees incurred by Purigen. Stanford will keep Purigen reasonably apprised of all developments in the suit and will seek Purigen's input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. Under this Section 15.6, Purigen will assign and hereby does assign to Stanford all rights, causes of action and damages or recovery arising from the alleged infringement.
15.7Stanford may be named as a party only if
(A)Purigen's and Stanford's respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing;
(B)Stanford is not the first named party in the action; and
(C)the pleadings and any public statements about the action state that Purigen is pursuing the action and that Purigen has the right to join Stanford as a party.
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15.8Recovery. If Purigen sues under Section 15.4, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:
(A)any payment for past sales will be deemed Net Sales, and Purigen will pay Stanford royalties at the rates specified in Section 7.10;
(B)any payment for future sales will be deemed a payment under a Sublicense, and royalties will be shared as specified in Article 4.
(C)Purigen and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license.
15.9Abandonment of Suit. If either Stanford or Purigen commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and Purigen agree on the sharing of expenses and any recovery in the suit.
16.TERMINATION
16.1Termination by Purigen. Purigen may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Purigen.
16.2Termination by Stanford.
(A)Stanford may also terminate this Agreement if Purigen is in material breach of this agreement because it:
(1)is delinquent on any report or payment;
(2)is not diligently developing and commercializing Licensed Product;
(3)misses a milestone described in Appendix A;
(4)is in breach of any provision; or
(5)provides any false report.
(B)Termination under this Section 16.2 will take effect 60 days after written notice by Stanford unless Purigen remedies the problem in that 60-day period.
(C)If Purigen disputes any alleged breach or default in good faith by providing written notice to Stanford within 30 days of receiving the notice of breach, Stanford shall not have the right to terminate this Agreement unless and until it has been determined in accordance with the arbitration mechanism under this Agreement that Purigen has committed the alleged breach entitling Stanford to terminate this Agreement, and Purigen fails to cure such breach within the applicable cure period after such determination, such cure period not to be less than sixty (60) days.
16.3Surviving Provisions. Surviving any termination or expiration are:
(A)Purigen's obligation to pay royalties accrued or accruable;
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(B)any claim of Purigen or Stanford, accrued or to accrue, because of any breach or default by the other party; and
(C)the provisions of Articles 8.3, 9, 10, and 11 and any other provision that by its nature is intended to survive.
17.CHANGE OF CONTROL, ASSIGNMENT AND NON-ASSIGNABILITY
17.1Change of Control.   If there is a Change of Control or if this Agreement is assigned to a third party that was not an Affiliate prior to the Change of Control, Purigen will pay Stanford a $[***] (“Change of Control Fee”) or (Assignment Fee”) per Section 17.2.
17.2Conditions of Assignment.  Purigen may assign this Agreement upon prior and complete performance of the following conditions:
(A)Purigen must give Stanford [***] days prior written notice of the assignment, including the new assignee's contact information; and
(B)the new assignee must agree in writing to Stanford to be bound by this Agreement
(C)Stanford must have received either:
(1)A $[***] Change of Control Fee, concurrent with the Change of Control; or
(2)A $[***] Assignment Fee.
17.3After the Assignment.  Upon a permitted assignment of this Agreement pursuant to Article 17, Purigen will be released of liability under this Agreement and the term "Purigen" in this Agreement will mean the assignee.
17.4Bankruptcy.  In the event of a bankruptcy or insolvency, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales of Licensed Product.
17.5Nonassignability of Agreement.  Except in conformity with Section 17.2, Section 17.3 and Section 17.4, this Agreement is not assignable by Purigen under any other circumstances and any attempt to assign this Agreement by Purigen is null and void.
18.DISPUTE RESOLUTION
18.1Dispute Resolution by Arbitration. Any dispute between the parties regarding this Agreement will be settled by arbitration in accordance with [***].
18.2Request for Arbitration. Either party may request such arbitration. Stanford and Purigen will mutually agree in writing on a third party arbitrator within [***] days of the arbitration request. The arbitrator's decision will be final and nonappealable and may be entered in any court having jurisdiction.
18.3Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in [***]. The arbitrator may limit the scope, time, and issues involved in discovery.
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18.4Place of Arbitration. The arbitration will be held in [***] unless the parties mutually agree in writing to another place.
18.5Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in [***], and the parties agree not to challenge personal jurisdiction in that forum.
19.NOTICES
19.1Legal Action. Purigen will provide written notice to Stanford at least [***] prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. Purigen will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.
19.2All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:
All general notices to Purigen are mailed or emailed to:

All financial invoices to Purigen (i.e., accounting contact) are e-mailed to:

All progress report invoices to Purigen (i.e., technical contact) are e-mailed to:

All general notices to Stanford are e-mailed or mailed to:
Office of Technology Licensing

All payments to Stanford are mailed to:
Stanford University
Office of Technology Licensing

All progress reports to Stanford are e-mailed or mailed to:
Office of Technology Licensing

Any notice related to Section 7.4 or Section 7.5 (Stanford Purchase Rights) shall be copied concurrently to [***].
Either party may change its address with written notice to the other party.
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20.MISCELLANEOUS
20.1Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.
20.2Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of [***], United States of America, applicable to agreements negotiated, executed, and performed within [***].
20.3Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.
20.4Severability. In the event a competent court holds any provision of this Agreement to be invalid or unenforceable for any reason, that specific provision shall be ineffective to the extent of that invalidity or unenforceability, and that invalidity or unenforceability shall not affect any other provision of this Agreement, which shall be interpreted to preserve the Parties' original intent.
20.5Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Purigen submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Purigen or constitutes an inconvenient or improper forum.
20.6Headings. No headings in this Agreement affect its interpretation.
20.7Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY
Signature:	/s/ Scott Elrod
Name:	Scott Elrod
Title:	Associate Director
Date:	August 3, 2021
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PURIGEN BIOSYSTEMS, INC.
Signature:	/s/ Barney Saunders
Name:	Barney Saunders
Title:	CEO
Date:	August 3, 2021

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Appendices
•Appendix A – Milestones
•Appendix B – Earned Royalty Report
•Appendix C – Developing Nations
•Appendix D – Progress Report
•Appendix E – Equity Purchase Rights
•Appendix F – Patent List

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Appendix A- Milestones

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Appendix B - Earned Royalty Report

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Appendix C– Developing Nations

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Appendix D– Progress Report

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Appendix E– Equity Purchase Rights
7.4    [***]% Purchase Right. In any private offering of Purigen' s equity securities (or securities convertible into or exercisable for Purigen's equity securities) for cash (or in satisfaction of debt issued for cash) having its final closing held on or after the date of this Agreement, Stanford may purchase for cash up to [***]% of the securities issued in such offering. This right will expire following the first round of bona fide equity investment in Purigen from a single investor or group of investors that includes at least one venture capital, professional angel, corporate or other similar institutional investor (other than Stanford) and that either (i) is at least $[***] in size or (ii) involves the sale to outside investors of at least [***]% of the shares outstanding after such round on a Fully-Diluted Basis, but will apply to all shares to be issued in such round. For the avoidance of doubt, any securities Stanford may acquire or have the right to acquire under Sections 7.2 and 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.4.
7.5    Future Offerings; Limitation on Right to Purchase. In any private offering of Purigen' s equity securities (or securities convertible into or exercisable for Purigen's equity securities) in exchange for cash (or in satisfaction of debt issued for cash), Stanford may purchase for cash that number of the securities issued in such offering as is necessary for Stanford to maintain its pro rata ownership interest in Purigen on a Fully-Diluted Basis. For the avoidance of doubt: (i) any securities Stanford may acquire or have the right to acquire under Section 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.5; (ii) if both Section 7.4 and this Section 7.5 apply to an offering, the provision granting Stanford the superior rights will govern; and (iii) Stanford shall not be obligated to purchase under Section 7.4 or 7.5 any Purigen securities it has the right to acquire under Section 7.3.
7.6    Purchase Terms and Procedures; Financial Information; Notices.
(A)    In any offering subject to Section 7.4 or 7.5:
(1)    Purigen will give Stanford notice of the terms of the offering, including: (i) the names of the investors, the allocation of shares among them and the total amounts to be invested by each of them in such offering; (ii) pre- and post- (projected) financing capitalization table; (iii) investor presentation (if available); (iv) an introduction to the lead investor in such offering for the purpose of discussing the lead investor's due diligence process; and (v) such other documents and information as Stanford may reasonably request for the purpose of making an investment decision or verifying the number of shares it is entitled to purchase in such offering;
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(2)    Stanford's purchase right shall be on the same terms as the other investors in such offering, except that Stanford shall not be required to enter into any investor rights or similar agreement unless such agreement: (i) provides Stanford with rights no less favorable than those granted to any other investor that is a party to any such agreement with Purigen, regardless of the number of Purigen shares held by Stanford; (ii) provides that any registration rights granted to investors apply to both common and preferred stock held by Stanford; (iii) provides Stanford with rights no less favorable than those set forth in Sections 7.3 through and including Section 7.7; and (iv) provides that no amendment to the rights specified in the preceding clauses (i), (ii) and (iii) will be effective without Stanford's written consent;
(3)    Stanford may elect to exercise its right of purchase, in whole or in part, by notice given to Purigen within [***] Stanford business days (i.e., days other than Saturdays, Sundays, and holidays or other days on which Stanford is officially closed) after receipt of Purigen's notice; and
(4)    If Stanford elects not to purchase, or fails to give an election notice within such period, Stanford's purchase right will not apply to the offering if (and only if and to the extent) it is consummated within [***] days on the same or less favorable (to the investor) terms as stated in Purigen's notice to Stanford.
(B)    If there is a conflict between the terms of this Agreement and those of any Purigen investor rights or similar agreement to which Stanford is a party, this Agreement will prevail.
(C)    Stanford's rights under Sections 7.4 and 7.5 will not apply to the issuance of stock: (i) to employees and other service providers pursuant to a plan approved by Purigen's Board of Directors; or (ii) as additional consideration in lending or leasing transactions.
(D)    In the event of the closing of a firm commitment underwritten public offering of Purigen's common stock, the rights granted in Sections 7.4 and 7.5 will terminate (in addition to any earlier termination pursuant to their terms) immediately before such closing.
(E)    Purigen shall furnish to Stanford, as promptly as reasonably practicable, Purigen's annual financial statements and annual operating plan, including an annual report of the holders of Purigen's capital stock and other securities, and such other
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information as Stanford may reasonably request from time to time for the purpose of valuing its interest in Purigen.
(F)    Notwithstanding any notice provision in this Agreement to the contrary, any notice given under this Agreement that refers or relates to any of Section 7.3 through and including Section 7.7 shall be copied concurrently to [***]; provided, however, that delivery of the copy will not by itself constitute notice for any purpose under this Agreement.

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Appendix F– Patent List

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